Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-260818

GENERAL MOTORS FINANCIAL COMPANY, INC.
RIGHT NOTES
VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

The Registrant previously registered Notes on an automatic shelf registration statement on Form S-3 (File No. 333-260818) filed on November 5, 2021. The Registrant is filing this form solely for the purpose of registering additional Notes in a maximum aggregate amount of $6,000,000,000.